Exhibit 10.1

GROUND LEASE

THIS GROUND LEASE (the “Lease”) is executed as of October 31, 2011, between DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally recognized Indian tribe (the “Landlord”), and RIVER ROCK ENTERTAINMENT AUTHORITY, a governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the “Tenant”).

Recitals

A.                                   The Landlord owns certain real property located in the City of Geyserville, County of Sonoma, State of California, as more particularly described on Exhibit A attached hereto (the “Premises”).  The Premises consist of agricultural land, improved with several residences and agricultural buildings, and large portions of the Premises are cultivated with vineyards.

B.                                     Pursuant to that certain Grant of Temporary Emergency Vehicle Access Easement, which was recorded on August 9, 2011, as Instrument No. 2011067210 in the Official Records of Sonoma County, California (the “Easement”), the Landlord’s predecessor in interest granted the Tenant an easement over a portion of the Premises (the “Easement Area”) for purposes of constructing, maintaining and using an emergency vehicle access road (the “Emergency Vehicle Road”) connecting certain real property operated by the Tenant adjacent to the Premises and described in Exhibit B attached hereto (the “Adjacent Property”) to a public highway known as Highway 128.

C.                                     The Premises are subject to (among other liens and encumbrances) a deed of trust (the “Deed of Trust”) in favor of certain individuals and family trusts (collectively, the “Lender”) from whom the Landlord purchased the Premises, securing a promissory note in the original principal amount of Eleven Million Seven Hundred Thousand Dollars ($11,700,000) in favor of the Lender (the “Note”).  A copy of the Note and Deed of Trust are attached hereto as Exhibits C and D, respectively.

D.                                    The Premises are also subject to (among other liens and encumbrances) a deed of trust (the “Murphy Goode Deed of Trust”) in favor of Doreen A. Murphy, Dale R. Goode and Nydia M. Goode, individually and as trustees, securing a certain Note Secured by Deed of Trust dated June 7, 2011, in the original principal amount of $1,209,987.00, payable to Doreen A. Murphy, Dale R. Goode and Nydia M. Goode, individually and as trustees (the “Murphy Goode Note”).  A copy of the Murphy Goode Note and Murphy Goode Deed of Trust are attached hereto as Exhibits E and F, respectively.

E.                                      The Tenant has determined that it would be beneficial to the Tenant’s operation of the Adjacent Property to be able to lease the entirety of the Premises and to take over the cultivation and harvest of the vineyards on the Premises (subject to existing leases therefor).

F.                                      The Landlord desires to lease the Premises to the Tenant, and the Tenant desires to lease the Premises from the Landlord.

Agreement

NOW THEREFORE, the Landlord and the Tenant, intending to be legally bound, and in consideration of their mutual covenants and all conditions of this Lease, covenant and agree as follows:

1.                                       Lease of the Premises.  The Landlord hereby leases the Premises to the Tenant, and the Tenant hereby leases the Premises from the Landlord, on the terms and conditions stated in this Lease.

2.                                       Term.  The term of this Lease shall commence on November 1, 2011 (the “Commencement Date”), and shall extend for a period of ten (10) years from the Commencement Date.  Notwithstanding the foregoing, at any time after the date that Tenant’s restructured senior notes are full paid and satisfied in full, the Landlord shall have the right to terminate this Lease by providing not less than sixty (60) days prior written notice to the Tenant, and upon the termination date specified in such written notice, this Lease shall terminate, all commercial operations on the Premises shall be assigned to the Landlord, and neither party shall have any further rights or obligations under this Lease other than those which expressly survive termination.

3.                                       Easement.  To the extent this Lease results in a merger of title of the Grantee under the Easement with the Tenant hereunder, the Landlord reaffirms for the benefit of the Tenant the rights of the Tenant under the Easement, and the Tenant hereby reaffirms for the benefit of the Landlord all of the Tenant’s obligations under the Easement, as though such rights and obligations were spelled out in their entirety in this Lease.  Specifically, but without limiting the generality of the foregoing, the Tenant agrees to construct and maintain the Emergency Vehicle Road described in the Easement for emergency vehicle ingress and egress to and from the Adjacent Property in the location described in the Easement, in strict conformity with all requirements imposed by the County of Sonoma and the California Department of Alcoholic Beverage Control for the Tenant’s commercial operations on the Adjacent Property.

4.                                       Use of the Premises.

4.1                                 The Tenant shall use and occupy the Premises for any legal use; provided, however, the Tenant shall not use or occupy the Premises for any purpose that would violate the Landlord’s Tribal-State Gaming Compact with the State of California or any other gaming laws to which the Landlord or the Tenant is subject; and provided, further, that the Tenant shall not use or occupy the Premises for any purpose that would violate the Landlord’s obligations to the Lender pursuant to the Deed of Trust, the Note or the Purchase and Sale Agreement (as amended) pursuant to which the Landlord purchased the Premises from the Lender.

4.2                                 The Tenant shall not use or occupy the Premises in violation of the law or in such a manner as to constitute a nuisance.  The Tenant shall, upon five (5) business days’ written notice from the Landlord, immediately discontinue any use of the Premises which is declared, by any governmental authority having jurisdiction, to be a violation of law.

4.3                                 The Tenant shall at all times comply with the requirements of all applicable federal, state and local health and safety laws, regulations and ordinances, including, (collectively, the “Laws”), to the extent that the Laws apply to the Premises and any activities thereon.

4.4                                 The Tenant shall use the Easement Area for the purposes described in Section 3 above.

4.5                                 The Tenant shall be entitled to use all portions of the Premises other than the Easement Area for commercial and agricultural uses, and all profits from the cultivation of any crops (including without limitation the vineyards) now or hereafter located on the Premises, during the term of this Lease shall be payable to the Tenant.  The Tenant acknowledges that the Premises are subject to the leases described in Exhibit G (the “Existing Leases”).  The Tenant’s rights under this Lease are subject and subordinate to the rights of the tenants under the Existing Leases.  As a material part of the consideration for the Tenant’s agreement to lease the Premises and make the payments of Rent hereunder, the Landlord hereby assigns to the Tenant all rental payments made by the tenants under the Existing Leases during the term of this Lease.  The Tenant agrees that, prior to exercising any rights under the Existing Leases, amending the Existing Leases, entering into any new leases for the Premises, or entering into any new commercial or agricultural operations on the Premises, the Tenant shall obtain the Landlord’s prior written consent, which consent may be given by the Landlord’s Board of Directors.

5.                                       Rent.

5.1                                 The Tenant covenants to pay rent (“Rent”) in monthly payments, payable in advance, with each monthly rental payment to be in the amount of Two Hundred Thirty-Two Thousand Dollars ($232,000.00), for the first five (5) years of the term hereof.  Thereafter, the Tenant shall make monthly payments, payable in advance, with each monthly rental payment to be in the amount of Twelve Thousand Dollars ($12,000.00), during the remainder of the term hereof.  Such payments shall be made on or before the first (1st) day of each month during the term of this Lease.

5.2                                 The Landlord shall deliver to the Tenant instructions to make all or any portion of the Rent payments directly to the Lender to satisfy the Landlord’s obligation to make monthly payments under the Note, and Tenant shall comply with such instructions until otherwise instructed by the Landlord.  The Landlord shall use the Rent payments to satisfy the balance of the Landlord’s obligations under the Note and under the Murphy Goode Note.

5.3                                 Net, Net Rental.  It is the purpose and intent of the Landlord and the Tenant that the Rent shall be absolutely net to the Landlord, so that this Lease shall yield, net, to the Landlord, the Rent specified in Section 5.1 above, and the Tenant agrees to pay any and all other costs, expenses, taxes, imposts and charges whether ordinary or extraordinary, foreseen or unforeseen, in connection with the realty and personalty leased hereunder, and in connection with the operation of the Tenant’s business at the Premises and the maintenance and repair of the Premises and of the furnishings and equipment therein contained.  The Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises, the Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises whether interior or exterior, and whether structural or otherwise.

The obligation of the Landlord is limited solely to the payment of interest and amortization on fee mortgages, if any, and such taxes as may be payable by the Landlord under Article 7 below.

6.                                       Property Taxes and Personal Property Taxes.  The Tenant shall pay any and all real property taxes which are assessed, levied, charged, confirmed or imposed by any public authority upon the Premises.  The Tenant shall be liable for, and shall pay before delinquency, all taxes levied against any improvements, personal property or trade fixtures placed by the Tenant in or about the Premises.  If any such taxes on the Tenant’s improvements, personal property or trade fixtures are levied against the Landlord and if the Landlord, after written notice to the Tenant including notice from the County Assessor’s Office substantiating inclusion, pays the same (which the Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested by the Tenant), the Tenant shall upon demand, as the case may be, repay to the Landlord the taxes so levied against the Landlord.

7.                                       Income Taxes to be Paid by the Landlord.  Nothing contained in this Lease shall require the Tenant to pay municipal, state or federal income taxes assessed against the Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of the Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Premises.

8.                                       Additional Landlord Obligations.  The Landlord agrees that the Tenant shall be entitled to make application for and process any and all land use approvals and entitlements from government agencies with jurisdiction over the Premises, which the Tenant deems necessary for the Tenant’s intended improvements of the Premises (the “Approvals”), subject to the Landlord’s prior consent to such Approvals.  Such processing shall be at the Tenant’s expense.  If the Landlord consents to such Approvals, the Landlord shall cooperate fully with the Tenant in the processing of Approvals but shall not be required to incur any expense in doing so.  Such cooperation shall include, without limitation, joining with the Tenant in the execution of all applications for Approvals, together with any document related thereto.

9.                                       Maintenance of Premises.

9.1                                 It is understood and agreed that the Landlord has no obligation to maintain the Premises or any part thereof.

9.2                                 The Tenant shall take good care of the Premises and fixtures therein and shall make all necessary repairs thereto.  The Tenant shall maintain the Premises in good condition.

10.                                 Property Loss/Damage; Hold Harmless; Indemnity.  The Tenant, as a material part of the consideration to be rendered by the Landlord, hereby waives any and all claims against the Landlord for damage which may occur to goods, wares, merchandise and other personal property and for injuries which may occur to persons, in the Premises, except as a result of the willful misconduct or gross negligence of the Landlord or its agents.  The Tenant agrees to hold harmless and to indemnify the Landlord and its employees, agents and representatives, or any of them, and its and their successors and assigns, from and against any and all claims arising from injury to persons or loss of life or damage to property occurring in the Premises, and from and against any and all costs, expenses and liabilities (including without limitation reasonable attorney’s fees) incurred in connection with any such claim or proceeding based thereon to the extent such injury, loss of life or damage arises out of (a) the negligence or willful act or failure to act of the Tenant, or any of its officers, employees, agents, contractors, or licensees; or any visitors, guests or invitees of the Tenant while in the Premises, or (b) the Tenant’s use or occupancy of the Premises, or (c) the Tenant’s failure to maintain the Premises in a good state of repair.

11.                                 Access to Premises.  The Tenant shall permit the Landlord to enter into and upon the Premises at all reasonable times upon reasonable prior notice to the Tenant, for the purposes of inspecting the Premises, and for the purpose of posting notices of non-liability for alterations, additions or repairs; and the Landlord may do any or all of said acts without any rebate of rent and without any liability to the Tenant for any loss of occupation or quiet enjoyment of the Premises as long as the Landlord does not unreasonably interfere with the Tenant’s business.  The Landlord shall also have the right to enter on and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises of any other portion of the property.

12.                                 Placing the Premises in Trust.  The Tenant agrees to cooperate with any efforts by the Landlord to cause the Premises to be placed in trust with the United States for the benefit of the Landlord, as long as such efforts do not materially and adversely affect the Tenant’s rights under this Lease.  The Landlord agrees that it shall cooperate with the Tenant to comply with the terms and conditions of the bond financing and will not seek to place the Premises in trust if doing so will cause a breach under the terms and conditions of the bond financing.  In addition, the Landlord will not seek to place the Premises in trust if doing so will adversely affect the assured benefits to the Tenant’s commercial operations on the Adjacent Property under the Tenant’s agreements with the County of Sonoma and the California Department of Alcoholic Beverage Control relating to the Emergency Vehicle Road.

13.                                 Assignment and Subletting.  The Tenant may not assign this Lease or sublease the Premises without Landlord’s prior written consent, which Landlord shall not unreasonably withhold.

14.                                 Defaults.

14.1                           The occurrence of any of the following shall constitute a default by the Tenant:

14.1.1                  Failure to pay Rent or any other monetary amount within ten (10) days of the date such payment was due, with no obligation on the part of the Landlord to provide written notice of such failure.

14.1.2                  Failure to perform any obligation of the Tenant under this Lease, other than failure to pay Rent or any other monetary amounts, if failure is not cured within thirty (30) days after written notice has been given to the Tenant.  If default cannot reasonably be cured within thirty (30) days, the Tenant shall not be in default of this Lease if the Tenant commences to cure the default within thirty (30) days and thereafter diligently and in good faith continues to cure the default to completion.

14.2                           Notices given under this Section 14 shall specify the alleged default and the applicable Lease provisions, and shall demand that the Tenant perform the provisions of this Lease within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless the Landlord so elects in the notice.

15.                                 Default Remedies.  The Landlord shall have the following remedies if the Tenant commits a default.  These remedies are not exclusive; they are cumulative and in addition to any other remedies now or later allowed by law.

15.1                           The Landlord may continue this Lease in full force and effect, and the Lease will continue in effect as long as the Landlord does not terminate the Tenant’s right to possession, and the Landlord shall have the right to collect rent when due.  After the Tenant’s default and for as long as the Landlord does not terminate the Tenant’s right to possession of the Premises, if the Tenant obtains the Landlord’s prior written consent, the Tenant shall have the right to assign or sublet its interests in this Lease, but the Tenant shall not be released from liability hereunder.

15.2                           The Landlord may terminate this Lease at any time after such default and to recover from the Tenant rent due hereunder through the end of the Term.

15.3                           The Landlord, at any time after the Tenant commits a default and expiration of applicable cure period after providing written notice of its intention, can cure the default at the Tenant’s cost.  If the Landlord at any time, by reason of the Tenant’s failure to cure default, pays any sum or does any act that requires the payment of any sum, the sum paid by the Landlord shall be due immediately from the Tenant to the Landlord at the time of the sum is paid.  The sum shall be additional rent.

15.4                           Nothing in this paragraph shall be deemed to affect the Landlord’s right to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damage under any indemnification clause contained in this Lease.

15.5                           The specific remedies to which the Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of the Lease.  In addition to the other remedies provided in the Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

16.                                 Insurance.

16.1                           The Tenant, at its sole cost and expense, shall secure from a good and responsible insurance company doing business in the State of California, and maintain during the entire Term of this Lease, all insurance required to be carried by the Landlord pursuant to the Deed of Trust, naming the Landlord and any other persons designated by the Deed of Trust as additional insureds, and otherwise complying with the requirements of the Deed of Trust.

16.2                           Waiver of Subrogation.  The Tenant and the Landlord agree that insurance carried by either of them against loss or damage by fire and other casualty shall contain a clause whereby the insurer waives its right of subrogation against the other party, and the Tenant and the Landlord hereby waive any such right of subrogation.

17.                                 Liens.  The Tenant shall keep the Premises free from any and all mechanics’ liens or similar claims arising out of any work performed, materials furnished, or obligations incurred by the Tenant.  In the event that the Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of proper bond, the Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by the Landlord and all expenses incurred by it in connection therewith, shall be considered additional rent and shall be payable to the Landlord by the Tenant on demand with interest at ten percent (10%) per annum.  Without waiving the preceding provisions of this Paragraph, the Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which the Landlord shall deem proper, for the protection of the Landlord, the Premises and any other party having interest therein, from mechanics’ liens, and the Tenant shall give to the Landlord at least ten (10) business days’ prior notice to the date of commencement of any alterations of or additions to the Premises.

18.                                 Subordination.  If the Lender or any subsequent mortgagee of the Premises requests, within a reasonable time following execution of this Lease, the Landlord and Tenant shall enter into an agreement in a form customarily given by institutional lenders and executed by the Lender or other mortgagee which provides in substance that the Tenant agrees to subordinate this Lease and the Tenant’s leasehold interest in the Premises to the interest of the Lender or other mortgagee, on the condition that the Lender or other mortgagee agree that if the Tenant shall not be in default of the terms and provisions of this Lease then the Tenant’s tenancy shall not be disturbed nor the Tenant’s rights under this Lease affected as a result of the exercise of any remedy said mortgagee may have pursuant to its mortgage.

19.                                 Estoppel Certificate.

19.1                           The Tenant and the Landlord shall, at any time and from time to time upon not less than ten (10) days prior notice from the other, execute, acknowledge and deliver to the other a written statement in recordable form:

19.1.1                  Certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect.

19.1.2                  Indicating the dates to which the rental and other charges are paid in advance, if any.

19.1.3                  Acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the non-requesting party, or specifying such defaults if any are claimed.

19.2                           The non-requesting party’s failure to deliver such statement within such time shall be conclusive upon the non-requesting party that:

19.2.1                  This Lease is in full force and effect, without modification except as may be represented by the requesting party.

19.2.2                  There are no uncured defaults in the requesting party’s performance.

19.2.3                  Not more than one (1) year’s rent has been paid.

20.                                 Holding Over.  Any holding over after the expiration of the Term of this Lease, with or without the consent of the Landlord, shall be construed to be a tenancy only from month to month.  Such month to month tenancy shall be subject to every term, covenant and condition contained herein.

21.                                 General Provisions.

21.1                           Waiver.  The waiver by the Landlord or the Tenant of any breach of any term, covenant or condition herein contained, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rent so accepted, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

21.2                           Invalidity.  If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21.3                           Attorneys’ Fees.  In case suit shall be brought for unlawful detainer of the Premises, for the recovery of any rent due under the provisions of this Lease, or because of the breach of any other covenant contained in this Lease by either party, the prevailing party shall be entitled to costs and a reasonable attorney’s fee which shall be fixed by the court in accordance with the rules of court then in effect, and such attorney’s fee shall be deemed to have accrued on the commencement of such action.

21.4                           Notices.  All notices which the Landlord or the Tenant may be required or may desire to serve on the other, may be served (as an alternative to personal service) by mailing the same by registered or certified mail with return receipt requested, postage prepaid, addressed to the Landlord and the Tenant at their respective addresses listed below, or addressed to such other address or addresses as either the Landlord or the Tenant may from time to time designate to the other in writing.  Such notices shall be deemed delivered two days after such mailing or the date indicated on the return receipt.

21.5                           Counterparts.  This Lease may be executed in separate counterparts.  If counterparts have been executed, then the Lease shall become binding when a copy of each counterpart has been delivered by the parties to each other.

21.6                           Successors and Assigns.  Subject to the provisions hereof relative to assignment and subletting, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties and all of such respective parties shall be jointly and severally liable hereunder.

21.7                           No Third Party Beneficiaries.  This Lease and all covenants and obligations stated herein are only for the benefit of Landlord and Tenant and their respective successors and assigns, and not for the benefit of any third parties.

21.8                           Modifications.  This Lease may not be modified except in a writing signed by both parties.

21.9                           Choice of Law.  This Lease shall be governed by the law of the State of California.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“LANDLORD”	DRY CREEK RANCHERIA BAND OF POMO
INDIANS, a federally recognized Indian tribe

	By:	/s/ Harvey Hopkins
	Name:	Harvey Hopkins
	Title:	Chairman

Landlord’s Address for Notices:

Dry Creek Rancheria Board of Directors
3250 Highway 128 East
Geyserville, CA 95441

“TENANT”:	RIVER ROCK ENTERTAINMENT AUTHORITY, a governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe

	By:	/s/ Harvey Hopkins
	Name:	Harvey Hopkins
	Title:	Chairman

Tenant’s Address for Notices:

River Rock Casino
3250 Highway 128 East
Geyserville, CA 05441

EXHIBIT A

DESCRIPTION OF THE PREMISES

That certain real property located in the County of Sonoma, California, described as follows:

(Unincorporated Area)

PARCEL ONE:

BEGINNING AT AN IRON PIN IN THE NORTHEASTERLY LINE OF THE RANCHO SOTOYOME, FROM WHICH AN OAK TREE MARKED “S#5” BEARS SOUTH 35-1/2 DEGREES EAST, 9.04 CHAINS DISTANT AND STATION “S#4” IN SAID RANCHO LINE BEARS NORTH 35-1/2 DEGREES WEST, 30.80 CHAINS DISTANT; THENCE SOUTH 48-1/4 DEGREES WEST, 17.48 CHAINS TO AN IRON PIN IN THE CENTER OF COUNTY ROAD LEADING FROM ALEXANDER VALLEY TO GEYSERVILLE: THENCE ALONG SAID CENTER NORTH 47 DEGREES WEST, 5.16 CHAINS; THENCE SOUTH 48-1/2 DEGREES WEST, 16.79 CHAINS; THENCE SOUTH 14-1/2 DEGREES EAST, 11.66 CHAINS TO A STAKE, BEING THE NORTHWEST CORNER OF LAND REGISTER CERTIFICATE #65, VOL. 1; THENCE ALONG THE WESTERLY LINE OF SAID LAND SOUTH 24-1/2 DEGREES EAST, 11.60 CHAINS TO THE SOUTHWEST CORNER OF SAID LAND; THENCE SOUTH 48-1/2 DEGREES WEST, 20.49 CHAINS; THENCE NORTH 68-3/4 DEGREES WEST, 18.50 CHAINS; THENCE NORTH 12 DEGREES WEST, 19.46. CHAINS TO THE SOUTHEAST CORNER OF LAND OF J.H. MAYER REGISTERED L.R. 9, APPLICATION NO. 4; THENCE ALONG THE EASTERLY LINE OF SAID LAND, NORTH 4-1/2 DEGREES WEST, 10.03 CHAINS TO THE NORTHEAST CORNER OF SAID LAND; THENCE NORTH 22-1/4 DEGREES WEST, 20.30 CHAINS TO THE SOUTHWEST CORNER OF LAND REGISTERED CERTIFICATE NO. 3, VOL. 1; THENCE ALONG THE SOUTHERLY LINE OF SAID LAND, THE FOLLOWING COURSES AND DISTANCES; NORTH 47-1/2 DEGREES EAST, 31.07 CHAINS TO AN IRON PIN IN THE MIDDLE OF THE AFORESAID COUNTY ROAD; THENCE SOUTH 57-3/4 DEGREES EAST, 1.63 CHAINS; THENCE NORTH 20-1/2 DEGREES EAST, 1.69 CHAINS; THENCE NORTH 54 DEGREES WEST, 0.83 CHAINS; THENCE NORTH 47-3/4 DEGREES EAST, 19.58 CHAINS TO A STAKE BEING THE NORTHEAST CORNER OF THE AFORESAID REGISTERED LAND AND IN THE EASTERLY LINE OF THE RANCHO SOTOYOME; THENCE LEAVING SAID LINE OF AFORESAID REGISTERED LAND, SOUTH 46 DEGREES EAST, 14.50 CHAINS ALONG THE EASTERLY LINE OF THE RANCHO SOTOYOME TO A STATION (S#4); THENCE SOUTH 35-1/2 DEGREES EAST, 30.80 CHAINS TO THE POINT OF BEGINNING.

BEING A PORTION OF LOT “C” OF THE RANCHO SOTOYOME, ACCORDING TO THE PEABODY MAP THEREOF, RECORDED IN BOOK B OF DEEDS, PAGE 175, SONOMA COUNTY RECORDS.

EXCEPTING THEREFROM ALL THE PORTION DESCRIBED IN THE DEED TO THE STATE OF CALIFORNIA, DATED JANUARY 10, 1961 AND RECORDED FEBRUARY 14, 1961 IN BOOK 1807 OF SONOMA COUNTY OFFICIAL RECORDS, PAGE 635, SERIAL NO. G-39243.

ALSO EXCEPTING THEREFROM ALL THAT PORTION DESCRIBED IN THE DEED TO FRED WASSON AND RUBE WASSON, HIS WIFE, DATED NOVEMBER 29, 1965 AND RECORDED NOVEMBER 30, 1965 IN BOOK 2172 OF SONOMA COUNTY OFFICIAL RECORDS, PAGE 422, AS SERIAL NO. J-72963.

ALSO EXCEPTING THEREFROM ALL THAT PORTION LYING SOUTHERLY OF THAT CERTAIN LINE DESCRIBED IN THAT CERTAIN BOUNDARY LINE AGREEMENT RECORDED JANUARY 13, 1986, AS INSTRUMENT NO. 86 002347 AND RE-RECORDED MAY 6, 1986 AS INSTRUMENT NO. 86 031265, SONOMA COUNTY RECORDS.

PARCEL TWO:

ALL THAT PORTION OF SAID LAND LYING NORTH OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A FOUND W IRON PIPE, NOT TAGGED, MARKING THE MOST SOUTHERLY CORNER OF LOT 1 AS SHOWN ON PARCEL MAP NO. 3824, FILED IN BOOK 194 OF MAPS, PAGE 40, SONOMA COUNTY RECORDS; THENCE SOUTH 48 DEGREES 32 MINUTES 47 SECONDS WEST, 586.56 FEET TO A SET ½” IRON PIPE AND TAG, L.S. 3890 SET IN AN EXISTING FENCE LINE; THENCE SOUTH 48 DEGREES 03 MINUTES 48 SECONDS WEST, 506.64 FEET TO A SET 1/2” IRON PIPE AND TAG, L.S. 3890 SET IN AN EXISTING FENCE LINE; THENCE CONTINUING SOUTH 48 DEGREES 03 MINUTES 48 SECONDS WEST, 20,88 FEET TO A POINT ON THE NORTHERLY LINE OF STATE HIGHWAY 128, SAID POINT BEING THE TERMINUS OF THE HEREIN DESCRIBED LINE; AS DESCRIBED IN THAT CERTAIN BOUNDARY LINE AGREEMENT RECORDED JANUARY 13, 1986, AS INSTRUMENT NO. 86 002347 AND RE-RECORDED MAY 6, 1986 AS INSTRUMENT NO. 86 031265, SONOMA COUNTY RECORDS.

ALSO BEING DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON NORTHEASTERLY LINE OF THE RANCHO SOTOYOME, FROM WHICH A ½” IRON PIPE FOUND MARKING POST NO. 5, AS SHOWN ON PARCEL MAP NO. 3824, FILED IN BOOK 194 OF MAPS, AT PAGE 40, SONOMA COUNTY RECORDS, BEARS SOUTH 34°48’00” EAST 591.12 FEET, AND A ½” IRON PIPE FOUND BEARS SOUTH 49°17’55” WEST 2.80 FEET; THENCE FROM SAID POINT OF BEGINNING, ALONG A LINE DESCRIBED IN THAT CERTAIN BOUNDARY LINE AGREEMENT RECORDED JANUARY 13, 1986, UNDER DOCUMENT NO. 86-002347, OFFICIAL RECORDS OF THE COUNTY OF SONOMA, AND RE-RECORDED MAY 6, 1986 UNDER DOCUMENT NO. 86-031265, OFFCIAL RECORDS OF THE COUNTY OF SONOMA, SOUTH 49°17’55” WEST, FOR A DISTANCE OF 588.97 FEET TO A ½” IRON PIPE FOUND, TAGGED LS 3890; THENCE, CONTINUING ALONG SAID AGREEMENT LINE, SOUTH 48°49’03” WEST, FOR A DISTANCE OF 522.72 FEET TO A POINT IN THE EASTERLY BOUNDARY OF THE LANDS OF THE STATE OF CALIFORNIA AS DESCRIBED IN THAT GRANT DEED FILED FOR RECORD FEBRUARY 14, 1961 IN BOOK 1807 OF OFFICIAL RECORDS, AT PAGE 635, SONOMA COUNTY RECORDS; THENCE, FOLLOWING THE BOUNDARY OF SAID LANDS OF THE STATE OF CALIFORNIA, THE FOLLOWING COURSES AND DISTANCES; THENCE,

NORTH 45°43’40” WEST, FOR A DISTANCE OF 636.37 FEET; THENCE, NORTH 37°37’18” WEST, FOR A DISTANCE OF 475.43 FEET; THENCE, SOUTH 52°22’42” WEST, FOR A DISTANCE OF 40.00 FEET; THENCE, SOUTH 31°37’58” EAST, FOR A DISTANCE OF 125.55 FEET; THENCE, SOUTH 36°13’35” EAST, FOR A DISTANCE OF 373.90 FEET; THENCE, SOUTH 46°07’05” EAST, FOR A DISTANCE OF 270.53 FEET; THENCE, LEAVING SAID LANDS OF THE STATE OF CALIFORNIA, SOUTH 49°12’18” WEST, FOR A DISTANCE OF 1,108.09 FEET TO A ½” IRON PIPE FOUND, WITH NO TAG; THENCE, CONTINUING SOUTHWESTERLY, ALONG SAID LINE,  SOUTH 49°12’18” WEST FOR A DISTANCE OF 159.99 FEET; THENCE, SOUTH 25°21’00” EAST, FOR A DISTANCE OF 711.42 FEET; THENCE, SOUTH 23°47’29” EAST, FOR A DISTANCE OF 765.67 FEET; THENCE, SOUTH 49°07’03” WEST, FOR A DISTANCE OF 1,352.24 FEET TO A 6 INCH X 6 INCH CONCRETE MONUMENT AS SHOWN ON THAT RECORD OF SURVEY OF THE LANDS OF G.F. DANA, FILED IN BOOK 71 OF MAPS, AT PAGE 29, SONOMA COUNTY RECORDS, AND FROM WHICH ANOTHER 6 INCH X 6 INCH CONCRETE MONUMENT SHOWN ON THE SAME RECORD MAP BEARS NORTH 49°07’03” EAST A DISTANCE OF 193.67 FEET; THENCE, NORTH 67°51’28” WEST, FOR A DISTANCE OF 1,221.25 FEET; THENCE, NORTH 11°06’28” WEST, FOR A DISTANCE OF 1,284.63 FEET TO A 1” IRON PIPE FOUND WITH NO TAG AS SHOWN ON SAID RECORD OF SURVEY OF THE LANDS OF G.F. DANA; THENCE, NORTH 03°36’28” WEST, FOR A DISTANCE OF 661.98 FEET; THENCE, NORTH 21°21’28” WEST, FOR A DISTANCE OF 1,348.73 FEET; THENCE, NORTH 48°19’38” EAST, FOR A DISTANCE OF 2,049.97 FEET TO A BOLT FOUND IN THE CENTER OF STATE HIGHWAY 128 AS SHOWN ON THAT RECORD OF SURVEY OF THE LANDS OF THE UNITED STATES OF AMERICA, FILED FOR RECORD AUGUST 8, 2000, IN BOOK 611 OF MAPS AT PAGES 3-4, SONOMA COUNTY RECORDS; THENCE, SOUTH 53°30’20” EAST, FOR A DISTANCE OF 107.58 FEET TO A POINT FROM WHICH A ¾” IRON PIPE FOUND, TAGGED RCE 12094, BEARS NORTH 22°51’22” EAST 25.80 FEET; THENCE, NORTH 22°51’22” EAST, FOR A DISTANCE OF 118.82 FEET TO A ¾” IRON PIPE FOUND, TAGGED RCE 12094; THENCE, NORTH 53°10’22” WEST, FOR A DISTANCE OF 54.78 FEET TO A ¾” IRON PIPE FOUND, TAGGED RCE 12094; THENCE, NORTH 48°34’38” EAST, FOR A DISTANCE OF 1,276.22 FEET TO A ¾” IRON PIPE FOUND, TAGGED RCE 12094; THENCE, SOUTH 45°18’04” EAST, FOR A DISTANCE OF 964.03 FEET TO A POINT FROM WHICH A ¾” IRON PIPE FOUND, TAGGED RCE 12094, BEARS NORTH 45°18’04” WEST 98.91 FEET AND A ¾” IRON PIPE FOUND, TAGGED RCE 12094, BEARS SOUTH 34°48’00” EAST 25.91 FEET; THENCE, SOUTH 34°48’00” EAST, FOR A DISTANCE OF 2,021.81 FEET TO THE POINT OF BEGINNING.

CONTAINING 13,481,428 SQUARE FEET (309.49 ACRES), MORE OR LESS (CONVERTED TO GROUND DIMENSIONS).

BASIS OF BEARINGS:  CALIFORNIA COORDINATE SYSTEM ZONE II, NAD ‘83.  TO OBTAIN GROUND DISTANCES, MULTIPLY BY 1.00007127

Assessor’s Parcel Number    131-050-004

EXHIBIT B

DESCRIPTION OF THE ADJACENT PREMISES

That certain real property, located in the County of Sonoma, California, comprising the tribal lands of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe.

EXHIBIT C

COPY OF THE PROMISSORY NOTE

[Exhibit Omitted]

EXHIBIT D

COPY OF THE DEED OF TRUST

[Exhibit Omitted]

EXHIBIT E

COPY OF THE MURPHY GOODE NOTE

[Exhibit Omitted]

EXHIBIT F

COPY OF THE MURPHY GOODE DEED OF TRUST

[Exhibit Omitted]

EXHIBIT G

LIST OF EXISTING LEASES

[Exhibit Omitted]